As filed with the Securities and Exchange Commission on July 24, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

POST-EFFECTIVE AMENDMENT NO.1
TO
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
_______________

Daktronics, Inc.
(Exact name of Registrant as specified in its charter)
_______________

Delaware (State or other jurisdiction of incorporation or organization)	46-0306862 (I.R.S. Employer Identification No.)

201 Daktronics Drive, Brookings, SD	57006
(Address of principal executive offices)	(Zip code)
_______________

Daktronics, Inc. 2007 Stock Incentive Plan
(Full title of the plan)
_______________

Howard I. Atkins Daktronics, Inc 201 Daktronics Drive Brookings, SD 57006 (Name and address of agent for service)
(605) 692-0200 (Telephone number, including area code, of agent for service)
_______________
Copies to:
Michele D. Vaillancourt
Winthrop & Weinstine, P.A.
225 South Sixth Street, Suite 3500

Minneapolis, MN 55402
(612) 604-6400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Daktronics, Inc. (the "Company") is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (this "Amendment") solely to deregister 4,000,000 shares of the Company's common stock, par value $0.00001 (the "Shares"), which Shares were registered for offer or sale to participants under the Daktronics, Inc. 2007 Stock Incentive Plan (the "Plan") pursuant to a Registration Statement on Form S-8 (File No. 333-146768) filed with the Securities and Exchange Commission ("SEC") on October 17, 2007 (the "Form S-8"). The Plan has been terminated, and the Company will no longer issue the Shares or any other securities under the Plan.

In accordance with undertakings made by the Company in the Form S-8 to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, The Company hereby removes from the registration all of the Shares and any other securities of the Company that are registered but unsold or unissued under the Form S-8. Except as expressly stated herein, this Amendment does not otherwise have an effect on the Form S-8.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookings, State of South Dakota, on July 24, 2025.

Daktronics, Inc.

By: /s/ Howard I. Atkins
Howard I. Atkins, Acting Chief Financial Officer
(Principal Financial Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Howard I. Atkins and Carla S. Gatzke, each of whom may act individually, as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such person and in such person’s name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Amendment or the Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bradley T. Wiemann	Interim Chief Executive Officer	July 24, 2025
Bradley T. Wiemann	(Principal Executive Officer)

/s/ Howard I. Atkins	Acting Chief Financial Officer and Director	July 24, 2025
Howard I. Atkins	(Principal Financial Officer)

/s/ Kevin P. McDermott	Director	July 24, 2025
Kevin P. McDermott

/s/ John P. Friel	Director	July 24, 2025
John P. Friel

/s/ Shereta Williams	Director	July 24, 2025
Sherera Williams

/s/ Lance D. Bultena	Director	July 24, 2025
Lance D. Bultena

/s/ Dr. José-Marie Griffiths	Director	July 24, 2025
Dr. José-Marie Griffiths

/s/ Andrew Siegel	Director	July 24, 2025
Andrew Siegel

/s/ Peter Feigin	Director	July 24, 2025
Peter Feigin

/s/ Reece A. Kurtenbach	Director	July 24, 2025
Reece A. Kurtenbach